CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of Conservative Balanced Allocation, Moderately Conservative Balanced Allocation, Moderate Balanced Allocation, Moderately Aggressive Balanced Allocation, Aggressive Balanced Allocation, each a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 28, 2017